Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-61851-99, 333-23393-99, 333-41113-99, 333-41157-99, 33-52127-99, 333-76424, 333-84426, 333-103761) of Puget Energy, Inc. of our report dated June 25, 2004 relating to the financial statements of the Investment Plan for Employees of Puget Sound Energy, Inc., which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
June 25, 2004